Exhibit 3.4

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BIG WEST GP, LLC

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BIG WEST GP, LLC

i

Section 5.12	Reliance by Third Parties	15

ARTICLE VI
OFFICERS
Section 6.1	Officers	15
Section 6.2	Compensation	18

ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 7.1	Records and Accounting	18
Section 7.2	Reports	18
Section 7.3	Bank Accounts	18

ARTICLE VIII
DISSOLUTION AND LIQUIDATION
Section 8.1	Dissolution	18
Section 8.2	Effect of Dissolution	19
Section 8.3	Application of Proceeds	19

ARTICLE IX
GENERAL PROVISIONS
Section 9.1	Addresses and Notices	20
Section 9.2	Creditors	20
Section 9.3	Applicable Law	20
Section 9.4	Invalidity of Provisions	20

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

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BIG WEST GP, LLC

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FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BIG WEST GP, LLC

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of BIG WEST GP, LLC (the “Company”), dated as of the Closing Date is entered into by Big West Holdings, LLC, a Delaware limited liability company (“BWH”), as sole member of the Company (the “Sole Member”).

RECITALS:

WHEREAS, BWH entered into a limited liability company agreement dated as of December 3, 2007 for the purpose of forming the Company as a limited liability company under the Delaware Limited Liability Company Act and filed a Certificate of Formation with the Secretary of State of the State of Delaware effective as of such date.

WHEREAS, BWH now desires to execute this amended and restated Limited Liability Company Agreement in connection with the initial public offering of Big West Oil Partners, LP, and certain other matters.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby enter into this Agreement:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this First Amended and Restated Limited Liability Company Agreement of Big West GP, LLC, as it may be amended, supplemented or restated from time to time. The Agreement shall constitute a “limited liability company agreement” as such term is defined in the Act.

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BIG WEST GP, LLC

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Board” shall have the meaning assigned to such term in Section 5.1.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the state of Utah shall not be regarded as a Business Day.

“Capital Contribution” means any cash, cash equivalents or the value of Contributed Property contributed to the Company pursuant to this Agreement.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Closing Date” means                     , 2008, the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing general partner interests of Big West Oil Partners, LP.

“Company” means Big West GP, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

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“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.

“Credit Agreement” means the credit agreement, dated as of                     , 2008, among the Partnership and the lenders and agents parties thereto.

“Directors” has the meaning assigned to such term in Section 5.1.

“Group Member” means a member of the Company Group.

“Indemnitee” means (a) the Sole Member; (b) any Person who is or was a member, partner, director, officer, employee, agent or trustee of the Company, any Group Member, the Partnership, the General Partner or any of their respective Affiliates; and (c) any Person who is or was serving at the request of the Sole Member as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Independent Director” has the meaning assigned to such term in Section 5.2.

“Initial Public Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Membership Interest” means all of the Sole Member’s rights and interest in the Company in the Sole Member’s capacity as the Sole Member, all as provided in the Certificate of Formation, this Agreement and the Act, including, without limitation, the Sole Member’s interest in the capital, income, gain, deductions, losses and credits of the Company.

“Partnership” means Big West Oil Partners, LP.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Big West Oil Partners, LP, as it may be amended, supplemented or restated from time to time.

“Partnership Securities” shall have the meaning set forth in the Partnership Agreement.

“NYSE” has the meaning assigned to such term in Section 5.2.

“OLP” means Big West Oil Operating, LP, a Delaware limited partnership.

“OLP GP” means Big West Operating GP, LLC, a Delaware limited liability company and the general partner of the OLP.

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“Opinion of Counsel” means a written opinion of counsel (which may be regular counsel to the Company or the Partnership or any of their respective Affiliates) acceptable to the Sole Member.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.

“Registration Statement” means, collectively, the Registration Statement on Form S-1 (Registration No. 333-147938) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Sole Member” means Big West Holdings, LLC and its successors and permitted assigns as sole member of the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of either (x) the partnership or other similar ownership interest thereof or (y) the stock or equity interest of such partnership, association or other business entity’s general partner, managing member or other similar controlling Person, is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of that Person or a combination thereof.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement, dated as of the                     , 2008, among the Company, the Partnership, OLP GP, the OLP and the Underwriters, providing for the purchase of Common Units by such Underwriters.

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

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BIG WEST GP, LLC

Section 1.2 Construction.

(a) Unless the context requires otherwise: (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Partnership Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

(b) A reference to any Person includes such Person’s successors and permitted assigns.

ARTICLE II

ORGANIZATION

Section 2.1 Formation.

On December 3, 2007, BWH formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.2 Name.

The name of the Company shall be “Big West GP, LLC”. The Company’s business may be conducted under any other name or names deemed necessary or appropriate by the Board in its sole discretion, including, if consented to by the Board, the name of the Partnership. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board in its discretion may change the name of the Company at any time and from time to time and shall promptly notify the Sole Member of such change in the next regular communication to the Sole Member.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 1104 Country Hills Drive, Ogden, UT 84403, or such other place as the Board may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems necessary or appropriate.

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BIG WEST GP, LLC

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Company shall be to (a) serve as general partner of the Partnership and, in connection therewith, to exercise all rights and conferred upon the Company as the general partner of the Partnership pursuant to the Partnership Agreement, dated as of                     , 2008, or otherwise; (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Company is permitted to engage in, or any type of business or activity engaged in by the Company prior to the Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Sole Member and that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the Partnership or any Subsidiary of the Partnership.

Section 2.5 Powers.

The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Term.

The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the earlier dissolution of the Company in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.7 Title to Company Assets.

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Sole Member shall not have any ownership interest in such Company assets or any portion thereof.

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BIG WEST GP, LLC

ARTICLE III

RIGHTS OF SOLE MEMBER

Section 3.1 Voting.

Unless otherwise granted to the Board by this Agreement, the Sole Member shall possess the entire voting interest in all matters relating to the Company, including, without limitation, matters relating to the amendment of this Agreement, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company.

Section 3.2 Distribution.

Distributions by the Company of cash or other property shall be made to the Sole Member at such time as the Sole Member deems appropriate.

ARTICLE IV

CAPITAL CONTRIBUTIONS; PRE EMPTIVE RIGHTS;

NATURE OF MEMBERSHIP INTEREST

Section 4.1 Initial Capital Contributions.

On December 3, 2007, in connection with the formation of the Company, the Sole Member made a contribution to the capital of the Company in the amount of $1,000 in exchange for all of the Membership Interests.

Section 4.2 Additional Capital Contributions.

The Sole Member shall not be obligated to make additional Capital Contributions to the Company.

Section 4.3 No Preemptive Rights.

No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Membership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Membership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Membership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

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BIG WEST GP, LLC

Section 4.4 Fully Paid and Non-Assessable Nature of Membership Interests.

All Membership Interests issued pursuant to, and in accordance with, the requirements of this Article IV shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Section 18-607 of the Act.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Establishment of The Board.

The number of directors (the “Directors”) constituting the Board (the “Board”) shall be at least six and not more than eight, unless otherwise fixed from time to time pursuant to a resolution adopted by the Sole Member. The Directors shall be elected or approved by the Sole Member and shall serve as Directors of the Company for their term of office established pursuant to Section 5.3. The initial Directors of the Company shall be J Phillip Adams, Fred L. Greener, Scott G. McMillan, Robert L. Inkley, Jeffrey O. Foote and                     .

Section 5.2 The Board; Delegation of Authority and Duties.

(a) Sole Member and Board. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, which shall possess all rights and powers which are possessed by “managers” under the Act and otherwise by applicable law, pursuant to Section 18-402 of the Act, subject to the provisions of this Agreement. Except as otherwise expressly provided for herein, the Sole Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the Act or otherwise by applicable law with respect to the management and control of the Company. To the fullest extent permitted by applicable law, each Director shall have such rights and duties as are applicable to directors of a corporation organized under the General Corporation Law of the State of Delaware.

(b) Delegation by the Board. The Board shall have the power and authority to delegate to one or more other Persons the Board’s rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including, without limitation, the Sole Member, or any Director or Officer) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder. Notwithstanding the foregoing, the Board shall not have the power and authority to delegate any rights or powers customarily requiring the approval of the directors of a corporation and no Officer or other Person shall be authorized or empowered to act on behalf of the Company in any way beyond the customary rights and powers of an officer of a corporation.

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LIMITED LIABILITY COMPANY AGREEMENT

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BIG WEST GP, LLC

(c) Committees.

(i) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

(ii) The Board shall have an audit committee comprised of at least one Director as the Closing Date, at least two Directors within 90 days of the Closing Date and at least three Directors within one year of the Closing Date, all of whom shall be Independent Directors. Such audit committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the “NYSE”), as amended from time to time. “Independent Director” shall mean Directors meeting the independence and experience requirements as set forth most recently by the NYSE.

(d) Chairman of the Board. The Board may elect a Chairman of the Board. The Chairman of the Board, if elected, shall be a member of the board of directors and shall preside at all meetings of the board of directors and of the stockholders. The Chairman of the Board shall not be an officer of the Corporation by virtue of being the Chairman of the Board but may otherwise be an officer. The Chairman of the Board may be removed either with or without cause at any time by the affirmative vote of a majority of the Board. No removal or resignation as Chairman of the Board shall affect such Chairman’s status as a Director.

Section 5.3 Term of Office.

Once designated pursuant to Section 5.1, a Director shall continue in office until the removal of such Director in accordance with the provisions of this Agreement or until the earlier death or resignation of such Director. Any Director may resign at any time by giving written notice of such Director’s resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Director’s resignation shall not be necessary to make such resignation effective. Notwithstanding anything herein or under applicable law to the contrary, any Director may be removed at any time with or without cause by the Sole Member.

Section 5.4 Meetings of the Board and Committees.

(a) Meetings. The Board (or any committee of the Board) shall meet at such time and at such place as the Chairman of the Board (or the chairman of such committee) may designate. Written notice of all regular meetings of the Board (or any committee of the Board) must be given to all Directors (or all members of such committee) at least ten days prior to the regular meeting of the Board (or such committee). Special meetings of the Board (or any committee of the Board) shall be held at the request of a majority of the Directors (or a majority of the members of such committee) upon at least two days (if the meeting is to be held in person) or twenty-four hours (if the meeting is to be held telephonically) oral or written notice to the

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Directors (or the members of such committee) or upon such shorter notice as may be approved by the Directors (or the members of such committee). All notices and other communications to be given to Directors (or members of a committee) shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director (or member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board (or committee) need be specified in the notice of such meeting. Any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).

(b) Conduct of Meetings. Any meeting of the Board (or any committee of the Board) may be held in person or by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(c) Quorum. Fifty percent or more of all Directors (or members of a committee of the Board), present in person or participating in accordance with Section 5.4(b), shall constitute a quorum for the transaction of business, but if at any meeting of the Board (or committee) there shall be less than a quorum present, a majority of the Directors (or members of a committee) present may adjourn the meeting without further notice. The Directors (or members of a committee) present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors (or members of a committee) to leave less than a quorum; provided, however, that only the acts of the Directors (or members of a committee) meeting the requirements of Section 5.5 shall be deemed to be acts of the Board (or such committee).

(d) Procedures. To the extent not inconsistent with this Agreement or the Act, the procedures and rights governing the Board and its committees shall be as provided to the board of directors and its committees of a corporation under the General Corporation Law of the State of Delaware.

(e) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. The Directors also may elect a vice-chairman to act in the place of the chairman upon his absence or inability to act.

Section 5.5 Voting.

Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board (or any committee of the Board) in respect of any matter shall require either (i) the presence of a quorum and the affirmative vote of at least a majority of the Directors (or members of such committee) present or (ii) the unanimous written consent (in lieu of

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meeting) of the Directors (or members of such committee) who are then in office. Any Director may vote in person or by proxy (pursuant to a power of attorney) on any matter that is to be voted on by the Board at a meeting thereof.

Section 5.6 Responsibility and Authority of the Board.

(a) General. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are set forth in Section 6.1 hereof and as are specified by the Board from time to time. Accordingly, except as otherwise specifically provided in this Agreement, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers who shall be agents of the Company. In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Partnership Agreement, the Act or applicable law.

(b) Member Consent Required for Extraordinary Matters. Notwithstanding herein to the contrary, the Board will not take any action without approval of the Sole Member with respect to an extraordinary matter that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Sole Member’s interests in the Company. The type of extraordinary matter referred to in the prior sentence which requires approval of the Sole Member shall include, but not be limited to, the following: (i) commencement of any action relating to bankruptcy, insolvency, reorganization or relief of debtors by the Company, the Partnership or a material subsidiary of any such entity; (ii) a merger, consolidation, recapitalization or similar transaction involving the Company, the Partnership or a material subsidiary of any such entity; (iii) a sale, exchange or other transfer not in the ordinary course of business of a substantial portion of the assets of the Partnership or a material subsidiary, viewed in each case on a consolidated basis, in one or a series of related transactions; (iv) dissolution or liquidation of the Company or the Partnership; (v) a material amendment of the Partnership Agreement; and (vi) a material change in the amount of the quarterly distribution made on the Common Units or the payment of a material extraordinary distribution. An extraordinary matter will be deemed approved by the Sole Member if the Board receives a written, facsimile or electronic instruction evidencing such approval from the Sole Member or if a majority of the Directors that do not qualify as Independent Directors because of their affiliation with the Sole Member approve such matter. To the fullest extent permitted by law, a Director, acting as such, shall have no duty, responsibility or liability to the Sole Member with respect to any action by the Board approved as required above by the Sole Member.

(c) Member-Managed Decisions. Notwithstanding anything herein to the contrary, the Sole Member shall have exclusive authority over the internal business and affairs of the Company that do not relate to management and control of the Partnership. For illustrative

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purposes, the internal business and affairs of the Company where the Sole Member shall have exclusive authority shall include but not be limited to (i) the amount and timing of distributions paid by the Company, (ii) the issuance or repurchase of any equity interests in the Company, (iii) the prosecution, settlement or management of any claim made directly against the Company, (iv) the decision to sell, convey, transfer or pledge any asset of the Company, (v) the decision to amend, modify or waive any rights relating to the assets of the Company (including the decision to amend or forego distributions in respect of the Incentive Distribution Rights), and (vi) the decision to enter into any agreement to incur an obligation of the Company other than an agreement entered into for and on behalf of the Partnership for which the Company is liable exclusively by virtue of its capacity as general partner of the Partnership or of any of its affiliates. Further, the Sole Member shall have exclusive authority to cause the Company to exercise the rights of the Company, as general partner of the Partnership (or those exercisable after the Company ceases to be the general partner of the Partnership), where (a) the Company makes a determination or takes or declines to take any other action in its individual capacity under the Partnership Agreement or (b) where the Partnership Agreement permits the Company to make a determination or take or decline to take any other action in its sole discretion. For illustrative purposes, a list of provisions where the Company would be acting in its individual capacity or is permitted to act in it is sole discretion is contained in Appendix A hereto.

Section 5.7 Devotion of Time.

The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company (except, to the extent appropriate, in their capacity as employees of the Company).

Section 5.8 Certificate of Formation.

BWH caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Act and certain other certificates or documents it determined in its sole discretion to be necessary or appropriate for the qualification and operation of the Company in certain other states. The Sole Member shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Sole Member to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Sole Member to be necessary or appropriate, the Sole Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

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Section 5.9 Benefit Plans.

The Board may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Partnership Securities, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.

Section 5.10 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, damages or liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.10, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 5.10 shall be made only out of the assets of the Company, it being understood and agreed that the Sole Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.10(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.10.

(c) The indemnification provided by this Section 5.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

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(d) The Company may purchase and maintain (or reimburse the Sole Member or its Affiliates for the cost of) insurance, on behalf of the Directors, the Officers, the Sole Member, its Affiliates and such other Persons as the Sole Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 5.10, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 5.10(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Sole Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 5.10 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 5.10 shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.11 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement or the Partnership Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Sole Member, the Partnership or any other Persons who have acquired interests in the

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Partnership, for losses sustained or liabilities incurred as a result of any act or omission of any Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Any amendment, modification or repeal of this Section 5.11 shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 5.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.12 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that any Officer authorized by the Board to act for and on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. The Sole Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any such Officer in connection with any such dealing. In no event shall any Person dealing with any such Officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by any Officer authorized by the Board shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of and in the name of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VI

OFFICERS

Section 6.1 Officers.

(a) Generally. The Board shall appoint agents of the Company, referred to as “Officers” of the Company as described in this Section 6.1, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Board. Unless provided otherwise by the Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.1.

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(b) Titles and Number. The Officers shall be one or more Presidents, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to this Section 6.1. There shall be appointed from time to time, in accordance with this Section 6.1, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board may desire. Any person may hold two or more offices.

(i) Presidents/Chief Executive Officers. The Board shall elect one or more individuals to serve as Presidents. In general, each President, subject to the direction and supervision of the Board, shall be the chief executive officer of the Company and shall have general and active management and control of the affairs and business and general supervision of the Company and its officers, agents and employees, and shall perform all duties incident to the office of chief executive officer of the Company and such other duties as may be prescribed from time to time by the Board. Each President shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chairman, or the Vice Chairman, if there is one, or in the event of the Chairman’s inability or refusal to act, the President shall perform the duties of the Chairman, and each President, when so acting, shall have all of the powers of the Chairman.

(ii) Vice Presidents. The Board, in its discretion, may elect one or more Vice Presidents. If a President does not have the role of chief financial officer of the Company, to have responsibility to oversee the financial operations of the Company, the Board shall elect one or more individuals to serve as Vice Presidents and chief financial officers. If a President does not have the role of a chief operating officer of the Company, to have responsibility to oversee the operations of the Company, the Board shall elect one or more individuals to serve as Vice Presidents and chief operating officers. In the absence of any President or in the event of the Presidents’ inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned by a President or the Board.

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(iii) Secretary and Assistant Secretaries. The Board, in its discretion, may elect a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board, of the Sole Member and of the Partners of the Partnership, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board or a President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer’s absence or inability or refusal to act.

(iv) Treasurer and Assistant Treasurers. The Board, in its discretion, may elect a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board or a President. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board or a President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer’s absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the President or such other Officer as the Board shall select, shall have the powers and duties conferred upon the Treasurer.

(c) Other Officers and Agents. The Board may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

(d) Appointment and Term of Office. The Officers shall be appointed by the Board at such time and for such terms as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

(e) Powers of Attorney. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(f) Officers’ Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

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Section 6.2 Compensation.

The Officers shall receive such compensation for their services as may be designated by the Board of Directors or any committee thereof established for the purpose of setting compensation.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting.

The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year and (ii) maintained on an accrual basis in accordance with GAAP, consistently applied.

Section 7.2 Reports.

With respect to each calendar year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Sole Member:

(a) Within 120 Days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year and a balance sheet as of the end of such year.

(b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by the Sole Member on or before June 15 following the end of each calendar year of its income tax return with respect to such year.

Section 7.3 Bank Accounts.

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution.

(a) The Company shall be of perpetual duration; however, the Company shall dissolve, and its affairs shall be wound up, upon:

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(i) an election to dissolve the Company by the Sole Member;

(ii) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

(iii) a merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation.

(b) No other event shall cause a dissolution of the Company.

Section 8.2 Effect of Dissolution.

Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Sole Member shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Sole Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3(c), and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.3 Application of Proceeds.

Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a) First, to the payment of debts and liabilities of the Company (including to the Sole Member to the extent permitted by applicable law) and the expenses of liquidation;

(b) Second, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

(c) Thereafter, the remainder to the Sole Member.

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ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Sole Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Sole Member at the address described below. Any notice to the Company shall be deemed given if received by a President at the principal office of the Company designated pursuant to Section 2.3. The Company may rely and shall be protected in relying on any notice or other document from the Sole Member or other Person if believed by it to be genuine.

If to the Sole Member:

Big West Holdings, LLC

1104 Country Hills Drive

Ogden, Utah 84403

Attn: General Counsel

Facsimile No.: (801) 624-1263

Section 9.2 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 9.3 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 9.4 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Big West Holdings, LLC

By: Big West Oil, LLC, its sole member

By:
Fred L. Greener Executive Committee Chairman

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Appendix A

The following are provisions of the Partnership Agreement where the Company is permitted to act in its sole discretion or would be acting in its individual capacity:

(a) Section 2.4 (“Purpose and Business”), with respect to decisions to propose or approve the conduct by the Partnership of any business;

(b) Sections 4.6(a) and (b) (“Transfer of the General Partner’s General Partner Interest”) and Section 4.7 (“Transfer of Incentive Distribution Rights”), solely with respect to the decision by the Company to transfer its general partner interest in the Partnership or its Incentive Distribution Rights;

(c) Section 5.2(b) (“Contributions by the General Partner and its Affiliates”) solely with respect to the decision to make additional Capital Contributions to the Partnership;

(d) Section 5.8 (“Limited Preemptive Right”);

(e) Section 7.5(c) (relating to the right of the Company and its Affiliates to purchase Units or other Partnership Securities and exercise rights related thereto) and Section 7.11 (“Purchase or Sale of Partnership Securities”), solely with respect to decisions by the Company to purchase or otherwise acquire and sell Partnership Securities for its own account;

(f) Section 7.6(a) (“Loans from the General Partner; Loans or Contributions from the Partnership or Group Members”), solely with respect to the decision by the Company to lend funds to a Group Member (as defined in the Partnership Agreement), subject to the provisions of Section 7.9 of the Partnership Agreement;

(g) Section 7.7 (“Indemnification”), solely with respect to any decision by the Company to exercise its rights as an “Indemnitee;”

(h) Section 7.12 (“Registration Rights of the General Partner and its Affiliates”), solely with respect to any decision to exercise registration rights of the Company;

(i) Section 11.1 (“Withdrawal of the General Partner”), solely with respect to the decision by the Company to withdraw as General Partner of the Partnership and to giving notices required thereunder;

(j) Section 11.3(a) and (b) (“Interest of Departing General Partner and Successor General Partner”); and

(k) Section 15.1 (“Right to Acquire Limited Partner Interests”).

APPENDIX A

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